UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

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[ ]	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

HMS HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

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HMS HOLDINGS CORP.
401 Park Avenue South
New York, New York 10016

Notice of Annual Meeting of Shareholders to be held June 6, 2006

The Annual Meeting of Shareholders (the Meeting) of HMS Holdings Corp. will be held at our offices located at 401 Park Avenue South, New York, New York, on June 6, 2006 at 10:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect three directors to serve for two-year terms expiring at the annual meeting in 2008 and until their successors are elected and qualified;

2.	To consider and take action on the proposed adoption of our 2006 Stock Plan;

3.	To consider and take action on the ratification of the selection of KPMG LLP as our independent certified public accountants for fiscal year 2006; and

4.	To transact such other business as may properly come before the Meeting or any adjournments thereof.

Only shareholders of record at the close of business on April 17, 2006 will be entitled to receive notice of and to vote at the Meeting and at any adjournments of the Meeting.

Shareholders are cordially invited to attend the Meeting in person. Whether or not you expect to attend, we urge you to read the accompanying Proxy Statement and then complete, sign, date, and return the enclosed form of proxy in the accompanying postage-prepaid envelope. It is important that your shares be represented at the Meeting by virtue of your executed proxies should you be unable to attend the Meeting in person. Your promptness in responding will assist us to prepare for the Meeting and to avoid the cost of a follow-up mailing. If you receive more than one form of proxy because you own shares registered in different names or at different addresses, each form of proxy should be completed and returned.

Sincerely,
Laura Jo Snyder-Cruz
Secretary

May 9, 2006

PROXY STATEMENT
GENERAL INFORMATION
MATTERS SUBJECT TO SHAREHOLDER VOTE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.
ADDITIONAL INFORMATION
HMS HOLDINGS CORP. 2006 STOCK PLAN
CHARTER OF THE NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS OF HMS HOLDINGS CORP.

HMS HOLDINGS CORP.
401 Park Avenue South
New York, New York 10016

PROXY STATEMENT

Annual Meeting of Shareholders To Be Held June 6, 2006

GENERAL INFORMATION

This Proxy Statement is furnished to shareholders of HMS Holdings Corp., a New York corporation, in connection with the solicitation by our Board of Directors of proxies for use at our Annual Meeting of Shareholders. The Meeting is scheduled to be held on Tuesday, June 6, 2006, at 10:00 a.m., Eastern Daylight Time, at our offices located at 401 Park Avenue South, New York, New York. We anticipate that this Proxy Statement and the enclosed form of proxy will be mailed to shareholders on or about May 9, 2006.

At the Meeting, shareholders will be asked to vote upon: (1) the election of three directors; (2) the proposed adoption of our 2006 Stock Plan; (3) the ratification of the selection of independent certified public accountants for fiscal year 2006; and (4) such other business as may properly come before the Meeting and at any adjournments thereof.

Voting Rights and Votes Required

The close of business on April 17, 2006 has been fixed as the Record Date for the determination of shareholders entitled to receive notice of and to vote at the Meeting. As of the close of business on such date, we had outstanding and entitled to vote 20,351,651 shares of Common Stock, par value $0.01 per share. Because many shareholders cannot attend the Meeting in person, it is necessary that a large number be represented by proxy. Shareholders have a choice of voting over the Internet, by using a toll-free number or by completing a proxy card and mailing it in the postage-paid envelope provided. Shareholders should refer to their proxy card or the information forwarded by their bank, broker or other holder of record to see which voting options are available to them. Shareholders should be aware that if they vote over the Internet, they may incur costs such as telephone and Internet access charges for which they will be responsible. The Internet and telephone voting facilities for shareholders will close at 11:59 p.m. Eastern Daylight Time on June 5, 2006. Other deadlines may apply to shareholders whose stock is held of record by a bank, a broker or other holder of record.

A majority of the shares of Common Stock entitled to vote at the Meeting must be represented in person or by proxy at the Meeting in order to constitute a quorum for the transaction of business. The record holder of each share of Common Stock entitled to vote at the Meeting will have one vote for each share so held.

Directors are elected by a plurality of the votes cast. Shareholders may not cumulate their votes. The three candidates receiving the highest number of votes will be elected. In tabulating the votes, votes withheld in connection with the election of one or more nominees and broker nonvotes will be disregarded and will have no effect on the outcome of the vote.

The affirmative vote of a majority of the votes cast at the Meeting by the holders of Common Stock represented at the Meeting in person or by proxy and entitled to vote will be required to ratify the proposed adoption of our 2006 Stock Plan and the selection of our independent certified public accountants. Abstentions and broker nonvotes will count for quorum purposes. Abstentions and broker nonvotes will be disregarded and will have no effect on the outcome of the proposals to ratify the 2006 Stock Plan and the selection of independent certified public accountants.

Voting of Proxies

If the accompanying proxy is properly executed and returned, the shares represented by the proxy will be voted at the Meeting as specified in the proxy. If no instructions are specified, the shares represented by any properly executed proxy will be voted FOR the election of the nominees listed below under “Election of Directors,” FOR the ratification of the proposed 2006 Stock Plan and FOR the ratification of the selection of independent certified public accountants.

Revocation of Proxies

Any proxy given pursuant to this solicitation may be revoked by a shareholder at any time before it is exercised by: (i) written notice to our Secretary, (ii) timely notice of a properly executed proxy bearing a later date delivered to us, or (iii) voting in person at the Meeting.

Solicitation of Proxies

We will bear the cost of this solicitation, including amounts paid to banks, brokers, and other record owners to reimburse them for their expenses in forwarding solicitation materials regarding the Meeting to beneficial owners of Common Stock. The solicitation will be by mail, with the materials being forwarded to shareholders of record and certain other beneficial owners of Common Stock by our officers and other regular employees (at no additional compensation). Such officers and employees may also solicit proxies from shareholders by personal contact, by telephone, or by other means if necessary in order to assure sufficient representation at the Meeting.

Mellon Investor Services LLC has been retained to receive and tabulate proxies and to provide representatives to act as inspectors of election for the Meeting.

MATTERS SUBJECT TO SHAREHOLDER VOTE

1.	ELECTION OF DIRECTORS

Pursuant to our by-laws, our Board of Directors is currently divided into two classes, with one class standing for election each year for two-year terms. The terms of four directors will expire at the Meeting, and one director, Randolph G. Brown, has indicated he will not be a nominee for reelection at the Meeting. Accordingly, the terms of the three nominees listed below, if elected at the Meeting, will expire at the 2008 annual meeting. The terms of the other current directors listed below will expire at the 2007 annual meeting.

The three persons designated by the Board of Directors as nominees for election as directors with terms expiring at the 2008 annual meeting are Robert M. Holster, James T. Kelly and Galen D. Powers.

Unless a contrary direction is indicated, it is intended that proxies received will be voted for the election as directors of the three nominees, to serve for two-year terms expiring at the 2008 annual meeting, and in each case until their successors are elected and qualified. In the event any nominee for director declines or is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors. The Board of Directors expects that each nominee named in the following table will be available for election.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES.

		Served as
		Director
Name	Position with the Company or Principal Occupation	from

Nominees for directors for two-year terms ending in 2008:
Robert M. Holster	Our Chairman and Chief Executive Officer.	2005
James T. Kelly	Private Investor. Formerly Chairman of the Board and Chief Executive Officer of Lincare Holdings, Inc., a provider of oxygen and respiratory therapy services to patients in the home.	2001
Galen D. Powers	Senior Founder of Powers, Pyles, Sutter & Verville, P.C., a healthcare law firm; Director of MedCath, which owns and operates acute care hospitals that specialize in cardiovascular disease.	1992
Directors continuing in office until 2007:
William F. Miller III	Private Investor.(1)	2000
William W. Neal	Private Investor.	1989
Ellen A. Rudnick	Executive Director, Michael P. Polsky Entrepreneurship Center, University of Chicago Graduate School of Business.	1997
Richard H. Stowe	Private Investor. Senior Advisor to Capital Counsel LLC, an asset management firm.	1989

(1)	Mr. Miller’s employment will continue through December 31, 2007 and he will serve as an executive of the Company.

Executive Officers and Directors

Certain information is set forth below with respect to our executive officers and directors as of April 15, 2006:

Name	Position

Robert M. Holster(4)	Chairman and Chief Executive Officer
William C. Lucia	President and Chief Operating Officer
Thomas G. Archbold	Chief Financial Officer
Randolph G. Brown	Director
James T. Kelly(1)(2)(4)	Director
William F. Miller III(4)	Director
William W. Neal(2)(4)	Director
Galen D. Powers(3)(4)	Director
Ellen A. Rudnick(1)(3)(4)	Director
Richard H. Stowe(1)(2)(3)(4)	Director

As of April 15, 2006, Board Committee membership was as follows:

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Compliance Committee

(4)	Member of the Nominating Committee

Robert M. Holster, 59, re-joined us in April of 2001 as President and Chief Operating Officer, was appointed our Chief Executive Officer effective May 1, 2005 and has served as a director since 2005. On April 4, 2006, Mr. Holster was elected Chairman of the Board. From 1993 through 1998, Mr. Holster served as President and Chief Executive Officer of HHL Financial Services, Inc., at the time one of the nation’s largest healthcare accounts receivable management companies. From 1998 to 2000, Mr. Holster served as Trustee of the HHL Trust. Previously, Mr. Holster served as our Executive Vice President from 1982 through 1993 and as one of our directors from 1989 through 1996. Prior to 1982, Mr. Holster served in a number of executive positions including Chief Financial Officer of Macmillan, Inc. and Controller of Pfizer Laboratories, a division of Pfizer, Inc. Mr. Holster is currently a director of Hi-Tech Pharmacal, Inc. and Varsity Group Inc.

William C. Lucia, 48, appointed President and Chief Operating Officer effective May 1, 2005, joined us in 1996. Mr. Lucia has held several positions with us including: President, Health Management Systems, Inc. subsidiary, 2002 to 2005; President, Payor Services Division, 2001 to 2002; Vice President and General Manager, Payor Services Division, 2000 to 2001; Vice President, Business Office Services, 1999 to 2000; Chief Operating Officer of Quality Medical Adjudication, Incorporated (QMA) (formerly a wholly-owned subsidiary of ours) and Vice President of West Coast Operations, 1998 to 1999; Vice President and General Manager of QMA, 1997 to 1998; and Director of Information Systems for QMA, 1996 to 1997. Prior to joining us, Mr. Lucia served in various executive positions including Senior Vice President, Operations and Chief Information Officer for Celtic Life Insurance Company and Senior Vice President, Insurance Operations for North American Company for Life and Health Insurance. Mr. Lucia is a Fellow, Life Management Institute (LOMA).

Thomas G. Archbold, 46, was appointed our Chief Financial Officer on January  12, 2005. Previously, Mr. Archbold served as Interim Chief Financial Officer since April 2004 and had joined us in August 2002 as Vice President of Finance and Controller. Prior to joining us, from 1999 through 2001, he was Chief Financial

Officer of Langer Inc., a publicly traded healthcare device manufacturer, and served as the Controller of several manufacturing companies. He was in the audit practice of Ernst & Young LLP for more than nine years, including four years as a Senior Manager.

Randolph G. Brown, 63, has served as a director since 1998. Mr. Brown is a private investor who formerly served as Chairman and Chief Executive Officer of One-Inc., a developer and manager of refractive and cataract surgery centers in New York, from August of 1999 until he sold the business in October 2001. Previously, Mr. Brown had been an independent business consultant since November 1996, principally as a venture partner with Morgenthaler Venture Partners. From July 1987 through October 1996, Mr. Brown served in various senior executive positions, including Chairman, President and Chief Executive Officer for Medaphis Corporation, a provider of accounts receivable management services to hospital-affiliated physicians and hospitals. From 1978 to 1987, Mr. Brown served in various management positions with Humana Inc., at that time a provider of integrated healthcare delivery services.

James T. Kelly, 59, has served as a director since December 2001. Mr. Kelly is a private investor who formerly served as the Chief Executive Officer of Lincare Holdings, Inc., one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home, from 1986 through 1996, and served as Chairman of the Board from 1994 through 2000. Prior to becoming Lincare’s Chief Executive Officer, Mr. Kelly served in a number of positions within the Mining and Metals Division of Union Carbide Corporation. Mr. Kelly is currently a director of American Dental Partners, Inc. and several private companies.

William F. Miller III, 56, Director, joined us in October of 2000 as Chief Executive Officer and director. Mr. Miller served as Chief Executive Officer through April 2005. From December 14, 2000 through April 4, 2006, Mr. Miller was our Chairman of the Board. From 1983 through 1999, Mr. Miller served as President and Chief Operating Officer of EmCare Holdings, Inc., a leading national healthcare services firm focused on the provision of emergency physician medical services. From 1980 through 1983, Mr. Miller served as Administrator/Chief Operating Officer of Vail Mountain Medical. Prior to 1980, Mr. Miller served in various management positions as CFO, and CEO of various investor owned hospital facilities. Mr. Miller is currently a director of Lincare Holdings, Inc. and AMN Healthcare, Inc.

William W. Neal, 74, has served as a director since 1989. Mr. Neal is a private investor. Mr. Neal formerly served as Managing Principal of Piedmont Venture Partners from 1996 to 2001. From 1989 to 1996, he served as Chief Executive Officer of Broadway and Seymour, a company that provided software and computer systems to the banking industry. From 1985 through July 1989, he was a general partner of Welsh, Carson, Anderson & Stowe (WCAS), an investment firm. Mr. Neal was Senior Vice President, Marketing of Automated Data Processing, Inc. (ADP) from 1984 to 1985 and a Group President of ADP from 1978 to 1984. He served as a director of ADP from 1982 to 1985.

Galen D. Powers, 69, has served as a director since 1992. Mr. Powers is the Senior Founder of Powers, Pyles, Sutter & Verville P.C., a Washington, D.C. law firm specializing in healthcare and hospital law, which he founded in 1983. Mr. Powers was the first chief counsel of the federal Health Care Financing Administration (now Centers for Medicare and Medicaid Services) and has served as a director and the President of the American Health Lawyers Association. Mr. Powers is currently a director of MedCath, Inc., which owns and operates acute care hospitals that specialize in cardiovascular disease, and a number of private companies in the healthcare field.

Ellen A. Rudnick, 55, has served as a director since 1997. Ms. Rudnick is an Executive Director and Clinical Professor of the Michael P. Polsky Entrepreneurship Center, University of Chicago Graduate School of Business. She also served as Chairman of CEO Advisors, Inc., a privately held consulting firm through 2003. From 1993 until 1999, Ms. Rudnick served as Chairman of Pacific Biometrics, Inc., a publicly held healthcare biodiagnostics company and its predecessor, Bioquant. From 1990 to 1992, she was President and Chief Executive Officer of Healthcare Knowledge Resources (HKR), a privately held healthcare information technology corporation, and subsequently served as President of HCIA, Inc. (HCIA) following the acquisition of HKR by HCIA. From 1975 to 1990, Ms. Rudnick served in various positions at Baxter Health Care Corporation, including Corporate Vice President and President of its Management Services Division. She also serves on the Boards of Liberty Mutual Insurance Company, Patterson Companies and First Midwest Bank.

Richard H. Stowe, 62, has served as a director since 1989. Mr. Stowe is a private investor and Senior Advisor to Capital Counsel LLC, an asset management firm. From 1979 until 1998, Mr. Stowe was a general partner of WCAS. Prior to 1979, he was a Vice President in the venture capital and corporate finance groups of New Court Securities Corporation (now Rothschild, Inc.). Mr. Stowe is also a director of MedQuist, Inc., a provider of medical record transcription services and several private companies.

Resignations

Randolph G. Brown, who has served us as a director since 1998, will retire as a director effective as of the 2006 Annual Meeting.

Directors’ Fees

We pay non-employee directors $2,500 quarterly and $1,500 for each special Board of Directors or committee meeting that they attend, and reimburse them for expenses incurred in attending those meetings.

10b5-1 Plans

Our policy regarding securities trades by company executive officers and directors permits sales of our securities under plans instituted pursuant to Securities and Exchange Commission (SEC) Rule 10b5-1. These plans allow insiders to diversify their holdings in a manner that dispels any inference that they are trading on the basis of material nonpublic information. Several of our executive officers and directors established 10b5-1 plans during 2005. Sales pursuant to these plans commenced during 2006. Other officers and directors may adopt plans pursuant to Rule 10b5-1 in the future.

Committees and Meetings of the Board of Directors

The Board of Directors is composed of a majority of independent directors (as independence is defined in the rules of The NASDAQ Stock Market). The Board of Directors held 9 meetings during fiscal year 2005. Each director attended at least 75% of the aggregate of the total number of meetings of (a) the Board of Directors, and (b) the committees on which the director served.

We do not have a policy with regard to directors’ attendance at annual meetings. Two directors attended our 2005 Annual Meeting.

During 2005 the committees of the Board of Directors consisted of an Audit Committee, a Compensation Committee and a Compliance Committee. Prior to March 3, 2004, the Audit and Compliance Committees were joined as one committee. The charters of all Board Committees, the Company’s Code of Ethics and Code of Conduct for Designated Senior Financial Managers are available on our website at www.hmsholdings.com. In April 2006 the Board of Directors established a Nominating Committee, which committee’s charter is attached as Annex 2 to this Proxy Statement.

Audit Committee.  The Audit Committee currently consists of Messrs. Brown (Chairman), Kelly and Stowe. Following the Meeting, the Audit Committee will consist of Mr. Kelly, Ms. Rudnick and Mr. Stowe and Mr. Kelly will serve as its Chairman. The Board has determined that all members of the Audit Committee are independent directors under the rules of The NASDAQ Stock Market and that each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. Kelly qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the SEC) and that he is independent of management, as such term is defined in item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934.

The purpose of the Audit Committee is to oversee our accounting and financial reporting processes and audits of our financial statements. The responsibilities of the Audit Committee include appointing the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to us by our independent accountants. The Audit Committee also approves the compensation of our independent accountants. The Audit Committee held 10 meetings during fiscal year 2005.

Compensation Committee.  The Compensation Committee reviews and recommends the compensation and bonuses of our executives. The Compensation Committee also administered our 1999 Long-Term Incentive Stock Plan and will administer our 2006 Stock Plan if adopted by the shareholders at the Meeting. The Compensation Committee is comprised of Messrs. Stowe (Chairman), Kelly and Neal. The Compensation Committee held 4 meetings during fiscal year 2005. The Board has determined that all members of the Compensation Committee are independent directors under the rules of The NASDAQ Stock Market.

Compliance Committee.  The Compliance Committee consists of Mr. Powers (Chairman), Ms. Rudnick and Mr. Stowe. The purpose of the Compliance Committee is to oversee the operation of the Corporation’s Corporate Compliance Program providing for adherence to health care related laws, regulations, and guidance. The Compliance Committee held four meetings during fiscal year 2005.

Nominating Committee.  The Nominating Committee, which was established in April 2006, consists of the full Board and Ms. Rudnick serves as Chairperson.

The Nominating Committee is responsible for reviewing the qualifications and independence of members of the Board and its various committees on a periodic basis, as well as the composition of the Board as a whole. This assessment includes members’ qualification as independent and their economic interest in us through meaningful share ownership, as well as consideration of diversity, age, skills and experience in relation to the needs of the Board. Director nominees will be recommended to the Board by the Committee in accordance with the policies and principles in its charter. The ultimate responsibility for selection of director nominees resides with the Board of Directors.

Director Nominations

The Board of Directors did not have a standing nominating committee or committee performing similar functions in 2005, although it currently has such a committee. The entire Board of Directors, upon the recommendation of a majority of the independent directors (as independence is defined in the rules of The NASDAQ Stock Market), selected the current nominees for election to the Board.

Criteria for Nomination to the Board.  In evaluating director candidates, regardless of the source of the nomination, the Board of Directors will consider the composition of the Board as a whole, the requisite characteristics (including independence, diversity, age, skills and experience) of each candidate, and the performance and continued tenure of incumbent Board members. (The Board of Directors has not established specific minimum qualifications in this connection. No formal policy has been established for the consideration of candidates recommended by shareholders, given the historically small number of shareholder recommendations received in the past. The Board of Directors does not believe the lack of such a policy would materially affect its willingness to consider a suitable candidate recommended by shareholders.)

Process for Identifying and Evaluating Nominees.  The independent directors initiate the process for identifying and evaluating nominees to the Board of Directors by identifying a slate of candidates who meet the criteria for selection as nominees and have the specific qualities or skills being sought based on input from all members of the Board of Directors and, if appropriate, a third-party search firm. The independent directors evaluate these candidates by reviewing their biographical information and qualifications and checking the candidates’ references. Qualified nominees are interviewed by at least one independent director. Appropriate candidates meet with a majority of the independent directors, and using the input from such interviews and the information obtained by them, the independent directors evaluate which of the prospective candidates is qualified to serve as a director and whether they should recommend to the Board of Directors that the Board nominate, or elect to fill a vacancy, these final prospective candidates. Candidates recommended by the independent directors are presented to the Board for selection as nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees, officers (including our principal executive officer and principal financial officer) and directors. The Code of Business Conduct and Ethics is posted on our website at www.hmsholdings.com and can also be obtained free of charge by sending a request to our Secretary at 401 Park Avenue South, New York, New York 10016. Any changes to or waivers under the Code of Business Conduct and Ethics as it relates to our principal executive officer, principal financial officer, controller or persons performing similar functions must be approved by our Board of Directors and will be disclosed in a current Report on Form 8-K within five business days of the change or waiver.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 (the Exchange Act) and the rules issued thereunder, our executive officers and directors are required to file with the SEC and the National Association of Securities Dealers, Inc. reports of ownership and changes in ownership of Common Stock. Copies of such reports are required to be furnished to us. Based solely on review of the copies of such reports furnished to us, or written representations that no other reports were required, we believe that during fiscal year 2005, all of our executive officers and directors complied with the requirements of Section 16(a).

Additional information regarding compensation of executive officers and directors is provided on pages 17 through 26 of this Proxy Statement.

2.	PROPOSED ADOPTION OF THE 2006 STOCK PLAN

On April 4, 2006, the Compensation Committee of the Board of Directors adopted the HMS Holdings Corp. 2006 Stock Plan (the 2006 Plan). The Board of Directors approved the 2006 Plan on April 4, 2006, subject to shareholder approval at the Annual Meeting. The Committee reviewed the Company’s current 1999 Long-Term Incentive Stock Plan (the 1999 Plan). Based on this review, the Committee determined that an insufficient number of shares are available under this plan to enable the Committee to provide future grants of stock options and other stock awards to our employees.

In 1999, the shareholders of Health Management Systems, Inc. adopted the 1999 Plan and authorized 4,751,356 shares for award thereunder. We assumed the 1999 Plan in connection with our reorganization as a holding company. In 2003 our shareholders authorized a 1,500,000 share increase in the number of shares reserved for issuance under the 1999 Plan, to 6,251,356 shares. As of March 31, 2006, a total of 246,615 of those shares remained available for award.

As of March 31, 2006 we had a total of 4,229,630 stock options outstanding under our 1999 Plan and our 1995 Non-Employee Director Stock Option Plan (which plan has expired by its terms on October 31, 2004). The weighted average exercise price of these options is $3.51 per share, and they have a weighted average term during which they may be exercised of 6.34 years.

If the 2006 Plan is approved by our shareholders, we will terminate the 1999 Plan, and no further options or awards will be granted under the 1999 Plan.

The Board believes that by allowing us to continue to offer our employees long-term, performance-based compensation through the 2006 Plan, we will continue to be able to attract, motivate and retain experienced and highly qualified employees who will contribute to our financial success.

The 2006 Plan provides for the granting of stock options, stock awards, stock appreciation rights, performance-contingent awards and other equity-based awards to our employees. The 2006 Plan does not permit the repricing of options without shareholder approval or the granting of discounted options, and does not contain an evergreen provision.

Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the Code), with respect to options and other awards by qualifying payments under the Plan as performance-based compensation.

The 2006 Plan also will provide the flexibility to grant equity-based awards to our non-employee Directors.

The following is a brief description of the 2006 Plan. The full text of this Plan is attached as Annex 1 to this Proxy Statement, and the following description is qualified in its entirety by reference to this Annex.

It is the judgment of the Board of Directors that approval of the 2006 Plan is in the best interests of the Company and our shareholders.

Plan Term	If approved by our shareholders, the 2006 Plan will become effective as of the date of such approval and no awards will be made under the 2006 Plan after the tenth anniversary of the date of such approval, unless terminated earlier by the Board or the Committee.

Eligible for grants	All employees of the Company and its subsidiaries as well as the Company’s non-employee directors will be eligible to participate in the Plan. From time to time, the Committee, or as to non-employee Directors, the Board, will determine who will be granted Awards, and the number of shares subject to such Awards. Currently, 75 employees and directors participate in the 1999 Plan.

Awards available	• Incentive and Nonqualified Stock Options (Stock Options).

• Stock Appreciation Rights (SARs).

• Restricted Stock Awards.

• Performance Awards.

• Share Awards.

• Phantom Stock Awards.

Shares Authorized	1,000,000 shares of Common Stock, counted and subject to adjustments, as described below.

Share Counting Method	• Stock Options and SARs count as one share. Combination Tandem SAR and Stock Option — where exercise of one results in cancellation of the other — count as one share in the aggregate.

• Restricted Stock Award, Performance Share, Share Award and Phantom Stock Awards count as 1.8 shares.

• Shares tendered in payment of the exercise price of a Stock Option do not increase the number of shares authorized.

• Shares withheld to satisfy tax withholding obligation are not added to the shares authorized.

• All shares covered by a SAR, to the extent exercised and whether or not shares of Common Stock are actually issued upon exercise of the right, are considered issued or transferred pursuant to the 2006 Plan.

The total number of shares covering granted stock-settled SARs will be counted against the pool of available shares under the 2006 Plan, not just the net shares issued upon exercise.

Individual Limitations	In any year, no individual may receive Awards covering more than 200,000 shares of Common Stock (counted as described above).

Repricing Prohibited	No adjustments or reduction of the exercise price of any outstanding Awards in the event of a decline in stock price is permitted without approval by our shareholders or as otherwise specifically provided under the 2006 Plan. The prohibition includes:

• Reducing the exercise price of outstanding Awards and

• Canceling outstanding Awards in connection with regranting Awards at a lower price to the same individual.

Special Provisions for Stock Options

Number granted	Determined by the Committee.

Exercise Price	Not less than fair market value of a share of stock on grant date.

• The fair market value is the average of the high and low prices of our Common Stock as reported on The NASDAQ Stock Market on the grant date.

Vesting and Exercise Periods	As determined by the Committee. However,

• If a grantee’s employment is terminated for misconduct, as determined by the Company, all rights under the Stock Option expire immediately.

• The term of Stock Options may not exceed ten years.

Limits on Incentive Stock Options	In general, Incentive Stock Options (ISOs) must satisfy requirements prescribed by the Code to qualify for special tax treatment. Therefore,

• No person may receive a grant of ISOs for stock that would have an aggregate fair market value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined when the ISO is granted, that would be exercisable for the first time during any calendar year.

• If any grant is made in excess of the limits provided in the Code, the grant automatically becomes a Nonqualified Stock Option.

Dividend Equivalents	Dividends are neither paid nor accumulated on Stock Option.

Special Provisions for SARs	SARs may be issued singly (Stand Alone SAR) or in combination with an option (Tandem SAR). SARs may be paid in shares, cash or a combination of shares and cash.

• A Tandem SAR entitles its grantee to surrender the Stock Option which is then exercisable and receive an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender is received by the Company over the Stock Option price (the Spread) multiplied by the number of shares covered by the Stock Option which is surrendered.

• A Stand Alone SAR grantee is entitled to an amount equal to the excess of the fair market value of the Common Stock on the date the election to surrender it is received by the Company over the fair market value of the Common Stock on the date of grant, multiplied by the number of shares covered by the Stand Alone SAR.

Number granted	Determined by the Committee.

Dividend Equivalents	Dividends are neither paid nor accumulated on SARs.

Special Provisions for Restricted Stock Awards	Restricted Stock Awards — actual shares of Common Stock may be granted subject to the terms and conditions as the Committee prescribes.

Number granted	Determined by the Committee.

Employment or Board membership required	Grantees generally must remain employed or serve as directors during a period designated by the Committee (Restricted Period) in order to receive the shares, cash or combination thereof under the Restricted Stock Award.

If employment or service as a director ends before the Restricted Period ends, the Restricted Stock Award will terminate.

However, the Committee may, at the time of the grant, provide for the employment or Board membership restriction to lapse with respect to a portion or portions of the Restricted Stock Award at different times during the Restricted Period. The Committee may, in its discretion, also provide for complete or partial exceptions to the employment or Board membership restriction as it deems equitable.

All restrictions imposed under the Restricted Stock Award lapse upon the expiration of the Restricted Period if the conditions described above have been met.

Form of Grant	Restricted Stock Awards are shares of actual Common Stock.

Payouts of Restricted Stock Awards may be in the form of shares of Common Stock, cash or any combination of shares and cash as determined by the Committee.

Dividend Equivalents	The Committee may at the time of grant provide that dividends during the Restricted Period are paid or accumulated, or are neither paid nor accumulated.

Vesting	Restricted Stock Awards will have a vesting period of at least three years.

Special Provisions for Performance Share Awards	The Committee will determine the period for which a Performance Share Award is made (Award Period) and the Performance goals. Recipients of Performance Share Awards must remain employees throughout the Award Period.

Number granted	Determined by the Committee.

Performance Goals	May include any or a combination of the following:

• Share price

• Pre-tax profits

• Earnings per share

• Return on stockholders’ equity

• Return on assets,

• Sales

• Net income

• Total shareholder return

For a Performance Share Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, measures may include any other financial or other measurement established by the Committee.

Performance Share Award Payouts	The Committee will establish the method of calculating the amount of payment to be made under a Performance Award if Performance Goals are met, including any maximum payment.

After the completion of an Award Period, the relevant performance will be measured against the Performance Goals, and the Committee will determine whether all, none or a portion of Performance Award is paid.

Dividend Equivalents	The Committee may at the time of grant provide that dividends or dividend equivalents during the Award Period are paid or accumulated, or neither paid nor accumulated.

Vesting	Performance Awards will have a minimum vesting period of one year.

Other Share-Based Awards	Actual shares of common stock or phantom shares of common stock may be granted in the amounts and on the terms and conditions as the Committee determines.

Dividend Equivalents	The Committee may at the time of grant provide that dividends or dividend equivalents are paid or accumulated, or neither paid nor accumulated.

Other Information

Administration of the Plan.  The 2006 Plan will be administered by the Compensation Committee of our Board of Directors, provided that the Committee consists of two or more directors all of whom are both (i) “outside directors” within the meaning of Section 162(m) of the Code and (ii) “non-employee directors” within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (the Exchange Act). To the extent permitted by law, the Committee may delegate certain of its authority in accordance with the 2006 Plan. The Committee has the authority to, among other things, determine eligibility for and grant awards; determine, modify or waive the terms and conditions of any award; and prescribe forms, rules and procedures for awards. Determinations of the Committee under the 2006 Plan will be conclusive and bind all parties.

Change in Control.  In the event of a change in control of the Company (as defined in the 2006 Plan) Stock Options and SARs will become immediately exercisable, unvested Restricted Stock will immediately vest and become free of restrictions and the restrictions and other conditions applicable to other Awards shall lapse, and such Awards will become fully vested and transferable, to the extent of the original grant.. Upon a change of control of the Company, all Performance Awards will be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction will lapse and the Performance Awards will be immediately settled or distributed.

The Committee may provide that Stock Option or SAR holders will be entitled to receive cash for their Stock Options or SARs in an amount at least equal to the difference between the exercise price and the price paid to our shareholders in the change of control transaction.

Adjustments

In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Committee will make appropriate adjustments to the maximum number of shares that may be delivered under the 2006 Plan; the individual award maximums and maximum share limits described in the 2006 Plan; the number and exercise price of outstanding Stock Options and SARs; and the number and kind of shares subject to other awards granted under the 2006 Plan.

Plan Amendment and Termination

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the 2006 Plan as permitted by applicable statutes. However, it may not, without the consent of affected grantees, revoke or alter outstanding incentives in a manner unfavorable to them. The Board also may not amend the 2006 Plan without stockholder approval where the absence of approval would cause the 2006 Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected grantees, awards may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code.

United States Income Tax Consequences.

The federal income tax consequences of the 2006 Plan under current federal tax laws and regulations are summarized in the following discussion. The summary deals with general tax principles applicable to the 2006 Plan and does not purport to be a complete description of the federal income tax consequences of awards made under the plan. The summary also does not cover federal employment tax or other federal tax consequences that may be associated with the 2006 Plan, or state, local or non-U.S. taxes.

Incentive Stock Options (ISOs).  In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as a non-incentive stock option (NSO). ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Non-Incentive Stock Options (NSOs).  In general, in the case of a NSO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

Restricted Stock and other Awards Subject to a Substantial Risk of Forfeiture.  If shares subject to an award are nontransferable and subject to a substantial risk of forfeiture, the participant generally will not recognize income (and the Company will not become entitled to a tax deduction) until the shares become transferable or not subject to a substantial risk of forfeiture (whichever occurs first), and the amount of income (or deduction) will be equal to the excess of (i) the fair market value of the shares on the date income is recognized over (ii) the amount, if any, paid for the shares by the participant. However, under Section 83 of the Code, the participant may make a so-called “83(b)” election at the time of the award to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the participant.

Awards That Are Settled in Cash or In Shares That Are Not Subject to a Substantial Risk of Forfeiture.  With respect to other awards that are settled either in cash or in shares that are not subject to a substantial risk of forfeiture, the participant will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the participant. The Company generally will be entitled to a tax deduction in the same amount.

Under the so-called “golden parachute” provisions of the Code, the accelerated vesting of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the 2006 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Section 409A.  The American Jobs Creation Act of 2004 added Section 409A to the Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.

Section 409A does not apply to ISOs, NSOs and SARs (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date).

Section 409A may apply to restricted stock units, performance units and performance shares. Any such grants will continue to be taxed at vesting.

Section 162(m).  Awards may qualify as “performance-based compensation” under Section 162(m) of the Code in order to preserve the Company’s federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our most highly compensated executive officers. To qualify, options and other awards must be granted by a committee consisting solely of two or more “outside directors” (as defined under applicable regulations) and satisfy the limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

Stock Price

On April 17, 2006, the closing price of our Common Stock on The NASDAQ Stock Market was $7.98.

New Plan Benefits

Since the Committee in its sole discretion will authorize awards, it is not possible to determine the benefits or amounts that will be received by any particular employee or group of employees in the future under the 2006 Plan. Information about stock options awarded during fiscal year 2005 under the 1999 Plan to the executive officers named in the Summary Compensation Table Information appears at page 19 of this Proxy Statement under the heading “Options Granted in the Last Year.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED ADOPTION OF THE 2006 STOCK PLAN.

3.  RATIFICATION OF THE SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors, in accordance with the recommendation of the Audit Committee, has selected, subject to ratification by shareholders, KPMG LLP, independent certified public accountants, to audit our consolidated financial statements for fiscal year 2006. KPMG LLP has audited our consolidated financial statements and the financial statements of our predecessor since 1981.

We expect representatives of KPMG LLP to attend the Meeting, to be available to respond to appropriate questions from shareholders, and to have the opportunity to make a statement if so desired.

Fees of Independent Certified Public Accountants

Consistent with the Audit Committee’s responsibility for engaging our independent auditors, all audit and permitted non-audit services are required to be approved by the Audit Committee and all services were approved by the Audit Committee prior to the services being performed by the auditors.

During fiscal years 2005 and 2004, fees in connection with services rendered by KPMG LLP, the Company’s independent auditors, were as follows:

	2005	2004

Audit fees	$447,000	$541,100
Audit related fees	6,400	31,500
Tax fees	—	—
All other fees	—	—

Total fees	$453,400	$572,600

Audit fees are those fees for professional services rendered in connection with the audits of our consolidated financial statements for the years ended December 31, 2005 and 2004 and the review of our quarterly condensed consolidated financial statements on Form 10-Q. Audit related fees consisted of services rendered in connection with the sale of our Accordis Inc. subsidiary.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF KPMG LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2006.

ADDITIONAL INFORMATION

Stock Ownership

The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 31, 2006 by (a) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each executive officer identified in the Summary Compensation Table below, (c) each director and nominee for director, and (d) all executive officers and directors as a group.

Except as otherwise noted, the named shareholder had sole voting and investment power with respect to such securities.

Name	Amount	Percentage

AMVESCAP PLC(a)	2,894,399	13.7%
11 Devonshire Square London EC2M 4YR England
Wells Fargo & Company(b)	2,281,154	10.8%
420 Montgomery Street San Francisco, CA 94104
Babson Capital Management LLC(c)	1,781,682	8.4%
One Memorial Drive Cambridge, MA 02142-1300
Dimensional Fund Advisors Inc.(d)	1,030,394	4.9%
1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401
William F. Miller III(e)	1,190,095	5.5%
Robert M. Holster(f)	1,183,310	5.3%
William C. Lucia(g)	407,528	1.9%
Thomas G. Archbold(h)	105,065	*
Randolph G. Brown(i)	90,250	*
James T. Kelly(j)	300,000	1.4%
William W. Neal(k)	155,720	*
Galen D. Powers(l)	80,237	*
Ellen A. Rudnick(m)	126,500	*
Richard H. Stowe(n)	202,062	1.0%
All executive officers and directors as a group (10 persons)(o)	3,840,767	16.0%

*	denotes percentage of ownership is less than 1%.

(a)	The number of shares of Common Stock beneficially owned is based upon information on a Schedule 13G/A filed by AMVESCAP PLC with the SEC as of December 31, 2005. Such shares are held by the following entities in the respective amounts listed: AIM Advisors, Inc. 2,371,209; AIM Capital Management, Inc. 499,790; INVESCO Taiwan Limited. 23,400.

(b)	The number of shares of Common Stock beneficially owned is based upon information on a Schedule 13G/A filed by Wells Fargo & Company with the SEC as of December 31, 2005.

(c)	The number of shares of Common Stock beneficially owned is based upon information on a Schedule 13G filed by Babson Capital Management LLC with the SEC as of December 31, 2005.

(d)	According to its Schedule 13G/A for the year ended December 31, 2005, Dimensional Fund Advisors Inc. is a registered investment advisor which furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. The shares of Common Stock are owned by these funds.

(e)	Includes outstanding options to purchase 586,000 shares (75,000 of which are held in trust by members of the family of Mr. Miller, as to which Mr. Miller disclaims beneficial ownership) of Common Stock that are currently exercisable or will become exercisable before May 30, 2006. Also includes 6,000 shares of Common Stock owned by members of the family of Mr. Miller, as to which Mr. Miller disclaims beneficial ownership.

(f)	Includes outstanding options to purchase 1,090,000 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006. Also includes 35,996 shares of Common Stock owned by members of the family of Mr. Holster, as to which Mr. Holster disclaims beneficial ownership.

(g)	Includes outstanding options to purchase 400,834 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

(h)	Includes outstanding options to purchase 96,668 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

(i)	Includes outstanding options to purchase 90,250 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

(j)	Includes outstanding options to purchase 290,000 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006. Also includes 10,000 shares of Common Stock owned by members of the family of Mr. Kelly, as to which Mr. Kelly disclaims beneficial ownership.

(k)	Includes 69,279 shares of Common Stock owned by members of the family of Mr. Neal, as to which Mr. Neal disclaims beneficial ownership. Also includes outstanding options to purchase 82,000 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006, 60,000 of which are held by a family member, as to which Mr. Neal disclaims beneficial ownership.

(l)	Includes 237 shares of Common Stock owned by members of the family of Mr. Powers, as to which Mr. Powers disclaims beneficial ownership. Also includes outstanding options to purchase 80,000 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

(m)	Includes outstanding options to purchase 123,500 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

(n)	Includes 2,250 shares of Common Stock owned by members of the family of Mr. Stowe, as to which Mr. Stowe disclaims beneficial ownership. Also includes outstanding options to purchase 152,500 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

(o)	Includes outstanding options to purchase 2,991,752 shares of Common Stock that are currently exercisable or will become exercisable before May 30, 2006.

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the three years ended December 31, 2005 awarded to or earned by our Chief Executive Officer and by each of our other three most highly compensated executive officers. We only have three other executive officers.

						Long-Term
						Compensation
		Annual Compensation				Awards
					Other	Securities
	Fiscal				Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)		Compensation ($)	Options	Compensation ($)(a)

William F. Miller III(b)	2005	$400,000	$—		$—	150,000	$606,300
Chairman until April 2006,	2004	400,000	178,400		—	—	6,000
and Chief Executive Officer	2003	400,000	200,000	(b)	—	100,000	6,000
until May 2005
Robert M. Holster(c)(g)	2005	378,635	210,000		—	150,000	6,300
President and	2004	325,000	144,387		—	—	6,000
Chief Operating Officer	2003	325,000	162,500		—	100,000	6,000
William C. Lucia(d)(g)	2005	278,366	155,000		—	125,000	6,300
President, Health	2004	225,000	124,000		—	—	6,000
Management Systems, Inc.	2003	225,000	132,500		—	50,000	6,000
Thomas G. Archbold(e)(f)	2005	200,000	88,000		—	50,000	11,534
Senior Vice President and	2004	172,519	67,100			25,000	1,612
Chief Financial Officer

(a)	Includes matching contributions under our 401(k) Plan and in 2005 for Mr. Miller a lump-sum payment of $600,000 in lieu of our two-year severance obligations and in lieu of any other bonus under our bonus plans for 2005.

(b)	Mr. Miller joined us as Chief Executive Officer and a director as of October 2, 2000, serving as Chief Executive Officer through May 1, 2005 and as Chairman of the Board through April 4, 2006.

(c)	Mr. Holster joined us as President and Chief Operating Officer during 2001 and was appointed Chief Executive Officer effective May 1, 2005 and Chairman of the Board on April 4, 2006.

(d)	Mr. Lucia joined us in 1996 and was appointed President and Chief Operating Officer effective May 1, 2005.

(e)	Mr. Archbold joined us in 2002, was appointed Interim Chief Financial Officer on April 22, 2004 and was named Chief Financial Officer on January 12, 2005.

(f)	Includes reimbursed non-business travel expense of $5,274.

(g)	In accordance with SEC rules, disclosure is omitted where total “Other Annual Compensation” aggregates less than $50,000. In lieu of reimbursing Messrs. Holster and Lucia for hotel business expenses in New York, during 2005 the Company has paid $30,967 and $31,908 for temporary lodging for each of Mr. Holster and Mr. Lucia respectively. We reported these amounts as taxable income for Messrs. Holster and Lucia. Because the aggregate amount for each recipient was less than $50,000, the amount paid by us is not included in “Other Annual Compensation.”

Employment Agreements

William F. Miller III — Director

On November 4, 2003, we amended our employment agreement with Mr. Miller, which was originally entered into on October 2, 2000 (the Miller Agreement). The Miller Agreement provided for his employment through October 2, 2006 (the Employment Term) (subject to earlier termination in certain circumstances as described below), at a base salary of $400,000 per year. Mr. Miller was eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the Employment Term, in each case as may be determined by our Board of Directors in its sole discretion on the basis of performance-based or such other criteria as may be established from time to time by our Board of Directors.

On January 10, 2001, as a condition of Mr. Miller’s employment, our former Accelerated Claims Processing, Inc. subsidiary, a Delaware corporation, provided the financing for Mr. Miller to purchase directly from us 550,000 shares of Common Stock. The loan, in the principal amount of $721,785, bore interest at the rate of 6.5% per annum, and was payable annually in two equal installments commencing January 2002. The loan was a full recourse loan and was secured by the purchased shares and the shares issuable upon the exercise of stock options. Bonuses otherwise payable to Mr. Miller were applied to pay the first and second installments of principal and interest on Mr. Miller’s note to us in January 2002 and 2003, respectively. The loan is now fully repaid.

Also in connection with his employment, on January 10, 2001, the Compensation Committee granted Mr. Miller options to purchase 750,000 shares of Common Stock at an exercise price of $1.31 per share (the then current market price), with options covering 100,000 shares vesting on the first anniversary of the grant, and options covering the remaining 650,000 shares vesting thereafter in eight equal quarterly installments. These options were not granted pursuant to our 1999 Long-Term Incentive Stock Plan.

If we terminated Mr. Miller’s employment without “cause” or if his employment ceased within 45 days of a “change in control” of us (both as defined in the Miller Agreement), Mr. Miller would have been entitled to a continuation of salary for 24 months and group medical insurance for 36 months following termination of employment. In addition, certain of his unvested options would have accelerated and certain restrictions on his Common Stock would have been eliminated in the case of a change in control.

Effective January 2006 the Miller Agreement was amended and restated. As so amended and restated, the Miller Agreement provides that the term of Mr. Miller’s employment will be extended through December 31, 2007 and that he will serve as an executive. Mr. Miller will assist in the development of strategic alternatives for us, including possible acquisitions, advising on our investor relations efforts, and performing such other duties as may be assigned by the Board of Directors or Chief Executive Officer from time to time.

In lieu of the two-year severance obligations and in lieu of any other bonus under our bonus plans for 2005, the Miller Agreement provides for a lump-sum payment to Mr. Miller of $600,000, which we paid upon execution of the Miller Agreement. The Miller Agreement provides for a base salary of $100,000 per annum, through the end of the employment term.

Under the terms of the Miller Agreement, our obligations to pay compensation will terminate upon a voluntary termination by Mr. Miller or upon our termination of Mr. Miller for cause (as defined in the Miller Agreement), but Mr. Miller’s compensation through December 31, 2007 will be payable in the event of any other termination. Mr. Miller’s health insurance benefits will be provided by us through December 31, 2008, unless he voluntarily terminates his employment with us or we terminate his employment for cause.

Non-competition, non-solicitation and non-interference covenants will apply to Mr. Miller through December 31, 2009 or, if sooner, two years after the termination of employment.

Robert M. Holster — Chief Executive Officer

On February 11, 2004, we amended our employment agreement with Mr. Holster, which was originally entered into on March 31, 2001 (the Holster Agreement). The Holster Agreement provides for his employment through April 2, 2007 (the Holster Employment Term) (subject to earlier termination in certain circumstances as described below), at a base salary of $325,000 per year. Effective May 1, 2005, with his promotion to Chief Executive Officer, Mr. Holster’s base salary was increased to $400,000 per year. Mr. Holster is eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the Holster Employment Term, in each case as may be determined by our Board of Directors in its sole discretion on the basis of performance-based or such other criteria as may be established from time to time by our Board of Directors.

Also in connection with his employment, on March 30, 2001, the Compensation Committee granted Mr. Holster options to purchase 700,000 shares of Common Stock at an exercise price of $1.19 per share (the then current market price), with options covering 100,000 shares vesting on the first anniversary of the grant, and options covering the remaining 600,000 shares vesting thereafter in eight equal quarterly installments. These options were not granted pursuant to our 1999 Long-Term Incentive Stock Plan.

If we terminate Mr. Holster’s employment without “cause” or if his employment ceases within 45 days of a change in control of us (both as defined in the Holster Agreement), Mr. Holster will be entitled to a continuation of salary and group medical insurance for 24 months following termination of employment. In addition, certain of his unvested options accelerate in the case of a change in control.

William C. Lucia — President and Chief Operating Officer

On January 1, 2003, Mr. Lucia entered into an employment agreement (the Lucia Agreement) with us. The Lucia Agreement provides for his employment through January 1, 2006 (the Lucia Employment Term) (subject to earlier termination in certain circumstances as described below), at a base salary of $225,000 per year. Effective May 1, 2005, with his promotion to President and Chief Operating Officer, Mr. Lucia’s base salary was increased to $300,000 per year. Mr. Lucia is eligible to receive bonus compensation from us in respect of each fiscal year (or portion thereof) during the Lucia Employment Term in an amount of 50% of base salary, in each case as may be determined by our Board of Directors in its sole discretion on the basis of meeting Health Management Systems business objectives established from time to time by our Board of Directors.

Also in connection with his employment, Mr. Lucia is eligible for consideration by our Board of Directors for awards of stock options under any stock option plan that may be established by the Company for its and its subsidiaries’ key employees. The amount, if any, of shares for which options may be granted to Mr. Lucia is in the sole discretion of the Compensation Committee of our Board of Directors.

In January 2006, the Lucia Agreement was amended to provide that if we terminate Mr. Lucia’s employment without “cause” or if his employment ceases because of his death or disability, Mr. Lucia will be entitled to a continuation of salary and group medical insurance for 24 months following termination of employment.

Thomas G. Archbold — Chief Financial Officer

In January 2006 we entered into an Amended and Restated Agreement (the Archbold Agreement) with Thomas G. Archbold, our Chief Financial Officer. The Archbold Agreement provides for twelve months of severance pay and continued health benefits in the event that Mr. Archbold’s employment with us is terminated without cause. In addition, certain of his unvested options accelerate in the case of a change in control.

Stock Options

Our 1999 Long-Term Incentive Stock Plan allows grants of stock options and other rights relating to our Common Stock. In general, whether exercising stock options is profitable depends on the relationship between the Common Stock’s market price and the option’s exercise price, as well as on the optionee’s investment decisions. Options that are “in the money” on a given date can become “out of the money” if prices change on the stock market. For these reasons, we believe that placing a current value on outstanding options is highly speculative and may not represent the true benefit, if any, that may be realized by the optionee. The following two tables give more information on stock options.

Options Granted in the Last Year

The following table sets forth selected option grant information for the year ended December 31, 2005 with respect to options awarded to our Chief Executive Officer and each of our three other most highly compensated executive officers.

						Potential Realizable Value
						at Assumed
		Number	% of Total			Annual Rates of
	Type of	of	Options	Exercise		Stock Price Appreciations
	Option	Options	Granted to	Price Per	Expiration	for Option Term(b)
Name	Granted	Granted	Employees(a)	Share	Date	5%	10%

William F. Miller III	NQ	120,841	5.3%	$6.95	4/14/2015	$528,174	$1,338,497
	ISO	29,159	22.0%	6.95	4/14/2015	127,449	322,980

		150,000	27.3%			655,623	1,661,477
Robert M. Holster	NQ	120,841	5.3%	$6.95	4/14/2015	$528,174	$1,338,497
	ISO	29,159	22.0%	6.95	4/14/2015	127,449	322,980

		150,000	27.3%			655,623	1,661,477
William C. Lucia	NQ	88,838	6.6%	$6.95	4/14/2015	$388,294	$984,015
	ISO	36,162	16.1%	6.95	4/14/2015	158,057	400,549

		125,000	22.7%			546,351	1,384,564
Thomas G. Archbold	NQ	28,922	5.3%	$6.95	4/14/2015	$126,412	$320,354
	ISO	21,078	3.8%	6.95	4/14/2015	92,128	233,471

		50,000	9.1%			218,540	553,825

As of March 31, 2006 we had a total of 4,229,630 stock options outstanding under our 1999 Plan and our 1995 Non-Employee Director Stock Option Plan (which plan has expired by its terms on October 31, 2004). The weighted average exercise price of these options is $3.51 per share, and they have a weighted average term during which they may be exercised of 6.34 years.

Stock Options Exercised in the Last Year and
Related Period-ended Stock Option Values

The following table sets forth selected stock option exercise information for the year ended December 31, 2005 and the number and value of stock options as of December 31, 2005 relating to our Chief Executive Officer and each of our other three most highly compensated executive officers.

	Shares		Number of Unexercised		Value of Unexercised
	Acquired on	Value	Options at Period-End		Options at Period-End(a)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

William F. Miller III	—	$—	1,100,000	100,000	$6,125,750	$65,000
Robert M. Holster	—	—	1,050,000	100,000	5,895,250	65,000
William C. Lucia	—	—	364,167	83,333	1,489,684	54,166
Thomas G. Archbold	—	—	71,688	41,666	203,254	31,499

(a)	Value of unexercised “in the money” options is determined by multiplying the number of shares subject to such options by the difference between the exercise price per share and $7.60, the closing price per share of the Common Stock on The NASDAQ Stock Market on December 31, 2005.

Equity Compensation Plan Information

The following table summarizes the total number of outstanding options and shares available for other future issuances of options under all of our equity compensation plans as of December 31, 2005.

			Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-Average	Future Issuance Under
	Exercise of Outstanding	Exercise Price of	Equity Compensation Plans
	Warrants,	Outstanding Warrants,	(Excluding Securities
	Options and Rights	Options and Rights	Reflected in Column (a)
Plan Category	(a)	(b)	(c)

Equity Compensation Plans approved by Shareholders(1)	3,672,462	$4.02	246,615
Equity Compensation Plans not approved by Shareholders(2)	1,450,000	$1.25	—

Total	5,122,462	$3.24	246,615

(1)	This includes options to purchase shares outstanding: (i) under the 1999 Long-Term Incentive Plan, (ii) the 1995 Non-Employee Director Stock Option Plan, and (iii) 250,000 options approved by shareholders and granted to a director in June 2002.

(2)	Options issued under plans not approved by the shareholders include (i) 750,000 options granted in January 2001 to our Chairman and former Chief Executive Officer in connection with his joining us, and (ii) 700,000 options granted in March 2001 to our Chief Executive Officer in connection with his joining us.

Stock Option Plan Activity Through March 31, 2006

Presented below is a summary of the Company’s options for the three months ended March 31, 2006:

	Three Months Ended
	March 31, 2006
		Weighted
		Average
		Exercise
	Shares	Price

Outstanding at beginning of period	5,122	$3.24
Granted	—	—
Exercised	(890)	1.91
Forfeitures	(2)	15.31

Outstanding at end of period	4,230	$3.51

The following table summarizes information for stock options outstanding at March 31, 2006 (in thousands, except per share data):

		Weighted	Weighted		Weighted
Range of	Number	Average	Average		Average
Exercise	Outstanding as of	Remaining	Exercise	Number	Exercise
Prices	March 31, 2006	contractual Life	Price	Exercisable	Price

$1.07	192	4.71	$1.07	192	$1.07
1.19	690	5.00	1.19	690	1.19
1.31-1.74	299	4.98	1.47	299	1.47
2.48	671	5.88	2.48	671	2.48
2.76-3.10	592	7.54	2.96	592	2.96
3.41-4.59	655	6.53	3.54	655	3.54
5.88-6.44	537	5.68	6.39	364	6.38
6.95-23.00	594	8.81	7.10	208	7.35

$1.07-$23.00	4,230	6.34	$3.51	3,671	$3.01

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Richard H. Stowe, William W. Neal, and James T. Kelly, each of whom is a non-employee director of the Company. No member of this Committee was at any time during fiscal year 2005 or at any other time an officer or employee of ours. None of our executive officers served on the Compensation Committee of another entity or on any other committee of the Board of Directors of another entity performing similar functions during our last fiscal year.

Notwithstanding contrary statements set forth in any of our previous filings under the Securities Act of 1933 (the Securities Act) or the Exchange Act that might incorporate future filings, including this Proxy Statement, the Compensation Committee report, the Audit Committee Report and the performance graph set forth below shall not be incorporated by reference into such future filings.

Compensation Committee Report on Executive Compensation

This report provides an explanation of the philosophy underlying our executive compensation program and details on how decisions were implemented during fiscal year 2005 regarding the compensation paid to our executive officers.

Our mission is to be a significant provider of quality services in the markets we serve. To support this and other strategic objectives as approved by the Board of Directors and to provide adequate returns to shareholders, we must compete for, attract, develop, motivate, and retain top quality executive talent at the corporate office and operating business units during periods of both favorable and unfavorable business conditions.

Our executive compensation program is a critical management tool in achieving this goal. “Pay for performance” is the underlying philosophy for our executive compensation program. Consistent with this philosophy, the program has been carefully conceived and is independently administered by the Compensation Committee of the Board of Directors, which is comprised entirely of non-employee directors. The program is designed to link executive pay to corporate performance, including share price, recognizing that there is not always a direct correlation in the short-term between executive performance and share price.

The program is designed and administered to:

•	reward individual and team achievements that contribute to the attainment of our business goals; and

•	provide a balance of total compensation opportunities, including salary, bonus, and longer-term cash and equity incentives, that are competitive with similarly situated companies and reflective of our performance.

In seeking to link executive pay to corporate performance, the Compensation Committee believes that the most appropriate measure of corporate performance is the increase in long-term shareholder value, which involves improving such quantitative performance measures as revenue, net income, cash flow, operating margins, earnings per share, and return on shareholders’ equity. The Compensation Committee may also consider qualitative corporate and individual factors which it believes bear on increasing our long-term value to our shareholders. These include: (i) revenue growth; (ii) increases in operating income; (iii) the attainment of specific financial goals; (iv) the development of competitive advantages; (v) the ability to deal effectively with the growing complexity of our businesses; (vi) success in developing business strategies, managing costs, and improving the quality of our services as well as customer satisfaction; (vii) execution of divestitures, business unit closures, acquisitions, and strategic partnerships, (viii) implementation of operating efficiencies, and (ix) the general performance of individual job responsibilities.

Our executive compensation program consists of: (i) a base salary; (ii) an annual bonus; and (iii) a long-term incentive represented by stock options.

Compensation of Executive Officers

Salary.  In determining the amount of compensation to be paid to our executive officers, the Compensation Committee adheres to long established compensation policies pursuant to which executive compensation is determined. Base salary determinants include the prevailing rate of compensation for positions of like responsibility in the particular geographic area, the level of the executive’s compensation in relation to our other executives with the same, more, or less responsibilities, and the tenure of the individual. To ensure both competitiveness and appropriateness of base salaries, we retain professional consultants on a periodic basis to update the job classification and pay scale structure pursuant to which individual executives (and the remainder of our employees) are classified and the pay ranges with which their jobs are associated.

Bonus.  Bonuses are intended to reward both overall corporate performance and an individual’s participation in attaining such performance. From time to time, bonuses are also awarded to augment base salary when a determination has been made that an executive’s salary is not competitive in light of the factors discussed above.

Stock Options.  The longer-term component of our executive compensation program consists of stock options. The options generally permit the option holder to buy the number of shares of the underlying Common Stock (an option exercise) at a price equal to or greater than the market price of the Common Stock at the time of grant. Thus, the options generally gain value only to the extent the stock price exceeds the option exercise price during the term of the option. Generally, a portion of the options vest over a period of several years and expire no later than ten years after grant. Stock options are granted upon the recommendation of management and approval of the Compensation Committee based upon their subjective evaluation of the appropriate amount for the level and amount of responsibility of each executive officer.

Compensation of the Chief Executive Officer

Determination of our compensation of Robert M. Holster, our Chief Executive Officer during fiscal year 2005, takes into account the factors described above as pertinent to the remainder of our executives and employees, while also taking into consideration the proprietary nature of our business and efforts expended in connection with development of our business strategy and service development activities. The Compensation Committee more specifically took into account Mr. Holster’s (i) success in growing revenues, (ii) success in improving operating income compared to the prior year and in general, progressively during the year, (iii) achievement of certain specified financial targets, and (iv) success in leading and strengthening the executive team and the operating management teams. The Compensation Committee also took into account the amount of Mr. Holster’s compensation relative to chief executive officers of comparable companies.

Other

Section 162(m) of the Internal Revenue Code prohibits us from deducting any compensation in excess of $1 million paid to certain of our executive officers, except to the extent that such compensation is paid pursuant to a shareholder approved plan upon the attainment of specified performance objectives. The Compensation Committee believes that tax deductibility is an important factor, but not the sole factor, to be considered in setting executive compensation policy. Accordingly, the Compensation Committee generally intends to take such reasonable steps as are required to avoid the loss of a tax deduction due to Section 162(m), but reserves the right, in appropriate circumstances, to pay amounts which are not deductible.

COMPENSATION COMMITTEE

Richard H. Stowe, Chairman
James T. Kelly
William W. Neal

Report of Audit Committee

In accordance with its Charter, the Audit Committee of the Board of Directors, among its other duties, assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. During 2005, the Audit Committee met 10 times. The Audit Committee discussed the interim financial information contained in each quarterly earnings announcement with our Chief Executive Officer and Chief Financial Officer and independent auditors prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and us that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditor’s independence. The Audit Committee also discussed with senior management, including our Chief Financial Officer, and the independent auditors the quality and adequacy of our internal controls and organization and responsibilities. The Audit Committee reviewed with both the independent auditors and our Chief Financial Officer their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of our financial statements. The Audit Committee has considered whether the provision of nonaudit services by our independent auditor is compatible with the auditor’s independence.

The Audit Committee reviewed our audited financial statements as of and for the fiscal year ended December 31, 2005 with management. Management has the responsibility for the preparation of our financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

AUDIT COMMITTEE

Randolph G. Brown, Chairman
James T. Kelly
Richard H. Stowe

Shareholder Return Performance Graphs

The graph presented below provides a comparison between the cumulative total shareholder return (assuming the reinvestment of dividends) on the Common Stock since December 2000 and The NASDAQ U.S. companies index, The NASDAQ computer and data processing service companies index, and The NASDAQ health service companies index, over the same period. The graph assumes the investment of $100 in the Common Stock and in each of the indices.

Total Return

PERFORMANCE GRAPH

	HMSY	Nasdaq US Composite	Nasdaq Computer & Data Processing Services Stocks	Nasdaq Health Services Stocks
Dec-00	100	100	100	100
Dec-01	210	79	81	108
Dec-02	240	55	56	93
Dec-03	267	82	73	142
Dec-04	600	89	80	180
Dec-05	507	91	83	247

Certain Relationships

Galen D. Powers, a director since 1992, is the Senior Founder of Powers, Pyles, Sutter & Verville, P.C. (PPSV), a law firm specializing in healthcare and hospital law, which has provided legal and advisory services to us for many years. We expect PPSV to continue providing similar services in the future. The annual fees we have paid to PPSV have not been reportable under applicable SEC rules. As required by the current listing standards of The NASDAQ Stock Market, we review all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions must be approved by our Audit Committee.

Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented at the Meeting other than as set forth herein. If other matters properly come before the Meeting, the persons named as proxies will vote on such matters in their discretion.

Shareholder Proposals for 2007 Annual Meeting

Any shareholder proposals intended to be presented at our 2007 Annual Meeting of Shareholders must be received by the Secretary, HMS Holdings Corp., 401 Park Avenue South, New York, New York 10016, no later than February 6, 2007 in order to be considered for inclusion in our Proxy Statement and form of proxy relating to such meeting. Shareholder communications to the Board of Directors, including any such communications relating to director nominees, may also be addressed to our Secretary at that address. The Board believes that no more detailed process for these communications is appropriate, due to the variety in form, content and timing of these communications. Our Secretary will forward the substance of meaningful shareholder communications, including those relating to director candidates, to the Board or the appropriate committee upon receipt.

Moreover, with regard to any proposal by a shareholder not seeking to have such proposal included in the Proxy Statement but seeking to have such proposal considered at the 2007 Annual Meeting, if such shareholder fails to notify us in the manner set forth above of such proposal no later than March 25, 2007 then the persons appointed as proxies may exercise their discretionary voting authority if the proposal is considered at the 2007 Annual Meeting notwithstanding that shareholders have not been advised of the proposal in the Proxy Statement for the 2007 Annual Meeting. Any proposals submitted by shareholders must comply in all respects with (i) the rules and regulations of the SEC, (ii) the provisions of our certificate of incorporation and by-laws, and (iii) applicable New York law.

Annual Report

Our 2005 Annual Report on Form 10-K is concurrently being mailed to shareholders. The Annual Report contains our consolidated financial statements and the report thereon of KPMG LLP, independent certified public accountants.

BY ORDER OF THE BOARD OF DIRECTORS

Laura Jo Snyder-Cruz
Secretary

Dated: May 9, 2006

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

Annex 1

HMS HOLDINGS CORP.

2006 STOCK PLAN

Section 1.  Purpose

The purpose of the HMS Holdings Corp. 2006 Stock Plan (“the Plan”) is to furnish a material incentive to employees and non-employee Directors of the Company and its subsidiaries by making available to them the benefits of a larger common stock ownership in the Company through stock options and awards. It is believed that these increased incentives stimulate the efforts of employees and non-employee Directors towards the continued success of the Company and its affiliates, as well as assist in the recruitment of new employees and non-employee Directors.

Section 2.  Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

(b) “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share, dividend equivalent or any other right, interest or option relating to Shares granted pursuant to the provisions of the Plan.

(c) “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted by the Committee hereunder, which in the sole and absolute discretion of the Committee may, but need not, be signed or acknowledged by the Company and the Participant.

(d) “Award Period” shall have the meaning set forth in Section 9 of the Plan.

(e) “Board” shall mean the Board of Directors of the Company.

(f) “Change in Control” shall mean the occurrence of any of the following events: (i) at any time during the initial two-year period following the Effective Date or during each subsequent Renewal Term, as the case may be, at least a majority of the Board shall cease to consist of “Continuing Directors” (meaning directors of the Company who either were directors at the beginning of such initial two-year period or subsequent Renewal Term, as the case may be, or who subsequently became directors and whose election, or nomination for election by the Company’s stockholders, was approved by a majority of the then Continuing Directors); or (ii) any “person” or “group” (as determined for purposes of Section 13(d)(3) of the Exchange Act, except any majority-owned subsidiary of the Company or any employee benefit plan of the Company or any trust thereunder, shall have acquired “beneficial ownership” (as determined for purposes of Securities and Exchange Commission (“SEC”) Regulation 13d-3) of Shares having 20% or more of the voting power of all outstanding Shares, unless such acquisition is approved by a majority of the directors of the Company in office immediately preceding such acquisition; or (iii) a merger or consolidation occurs to which the Company is a party, in which outstanding Shares are converted into shares of another company (other than a conversion into shares of voting common stock of the successor corporation or a holding company thereof representing 80% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation) or other securities (of either the Company or another company) or cash or other property; or (iv) the sale of all,

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or substantially all, of the Company’s assets occurs; or (v) the stockholders of the Company approve a plan of complete liquidation of the Company. Notwithstanding the foregoing, as to any Award under the Plan that consists of deferred compensation subject to Section 409A of the Code, the definition of “Change in Control” shall be deemed modified to the extent necessary to comply with Section 409A of the Code.

(g) “Change in Control Price” means, with respect to a Share, the higher of (A) the highest reported sales price, regular way, of such Share in any transaction reported on the Nasdaq National Market during the 60-day period prior to and including the date of a Change in Control or (B) if the Change in Control is the result of a tender or exchange offer or a corporate transaction, the highest price per such Share paid in such tender or exchange offer or corporate transaction; provided, however, that in the case of Options and Stock Appreciation Rights relating to Options, the Change in Control Price shall be the Fair Market Value of such Share on the date such Option or Stock Appreciation Right is exercised or deemed exercised pursuant to Section 11(b). To the extent the consideration paid in any such transaction described above consists in full or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Committee.

(h) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(i) “Committee” shall mean the Compensation Committee of the Board or such other persons or committee to which it has delegated any authority, as may be appropriate. A person may serve on the Compensation Committee only if he or she (i) is a “Non-employee Director” for purposes of Rule 16b-3 under the Exchange Act, and (ii) satisfies the requirements of an “outside director” for purposes of Section 162(m) of the Code.

(j) “Company” shall mean HMS Holdings Corp., a New York corporation.

(k) “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m)(3) of the Code, or any successor provision thereto.

(l) “Director” shall mean a member of the Board.

(m) “Effective Date” shall mean [insert], 2006, the date this Plan is effective.

(n) “Employee” shall mean any employee of the Company or any Affiliate. For any and all purposes under this Plan, the term “Employee” shall not include a person hired as an independent contractor, leased employee, consultant or a person otherwise designated by the Committee, the Company or an Affiliate at the time of hire as not eligible to participate in or receive benefits under the Plan or not on the payroll, even if such ineligible person is subsequently determined to be a common law employee of the Company or an Affiliate or otherwise an employee by any governmental or judicial authority.

Unless otherwise determined by the Committee in its sole discretion, for purposes of the Plan, an Employee shall be considered to have terminated employment or services and to have ceased to be an Employee if his or her employer ceases to be an Affiliate, even if he or she continues to be employed by such employer.

(o) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(p) “Fair Market Value” shall mean, with respect to Shares, as of any date, the average of the high and low trading prices for the Shares as reported on the Nasdaq National Market for that date or, if no such prices are

2

reported for that date, the average of the high and low trading prices on the next preceding date for which such prices were reported, unless otherwise determined by the Committee.

(q) “Incentive Stock Option” shall mean an Option granted under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Nonqualified Stock Option” shall mean either an Option granted under Section 6 that is not intended to be an Incentive Stock Option or an Incentive Stock Option that has been disqualified.

(s) “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

(t) “Participant” shall mean an Employee or a non-employee member of the Board who is selected by the Committee or the Board from time to time in their sole discretion to receive an Award under the Plan.

(u) “Performance Award” shall have the meaning set forth in Section 9 of the Plan.

(v) “Performance Goals” shall have the meaning set forth in Section 9 of the Plan.

(w) “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.

(x) “Performance Shares” shall have the meaning set forth in Section 9 of the Plan.

(y) “Performance Units” shall have the meaning set forth in Section 9 of the Plan.

(z) “Person” shall mean any individual, corporation, partnership, association, limited liability company, joint-stock company, trust, unincorporated organization or government or political subdivision thereof.

(aa) “Phantom Stock Award” shall mean any right granted to a Participant by the Committee pursuant to Section 10.

(bb) “Renewal Term” shall mean the two-year period beginning on the second anniversary of the Effective Date and each successive two-year period thereafter.

(cc) “Restricted Period” shall have the meaning set forth in Section 8 of the Plan.

(dd) “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including, without limitation, any restriction on the right to vote such Share, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

(ee) “Restricted Stock Award” shall mean an award of Restricted Stock under Section 8.

(ff) “Section 16 Participant” shall have the meaning set forth in Section 16 of the Plan.

(gg) “Shares” shall mean the shares of common stock of the Company.

(hh) “Spread” shall have the meaning set forth in Section 7 of the Plan.

(ii) “Stand Alone SAR” shall have the meaning set forth in Section 7 of the Plan.

(hh) “Stock Appreciation Right” shall have the meaning set forth in Section 7 of the Plan.

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(kk) “Tandem SAR” shall have the meaning set forth in Section 7 of the Plan.

(ll) “1999 Plan” shall mean the Company’s 1999 Long-Term Incentive Stock Plan.

Section 3.  Administration

The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to (a) select the Employees of the Company and its Affiliates to whom Awards may from time to time be granted hereunder; (b) determine the type or types of Award to be granted to each Participant hereunder; (c) determine the number of Shares to be covered by or relating to each Award granted hereunder; (d) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (e) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property or canceled or suspended; (f) determine whether, to what extent, and under what circumstances payment of cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (g) interpret and administer the Plan and any instrument or agreement entered into under the Plan; (h) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (i) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. The Committee may, in its sole and absolute discretion, and subject to the provisions of the Plan, from time to time delegate any or all of its authority to administer the Plan to any other persons or committee as it deems necessary or appropriate for the proper administration of the Plan, except that no such delegation shall be made in the case of Awards intended to be qualified under Section 162(m) of the Code. The decisions of the Committee shall be final, conclusive and binding with respect to the interpretation and administration of the Plan and any grant made under it. The Committee shall make, in its sole discretion, all determinations arising in the administration, construction or interpretation of the Plan and Awards under the Plan, including the right to construe disputed or doubtful Plan or Award terms and provisions, and any such determination shall be conclusive and binding on all persons, except as otherwise provided by law. A majority of the members of the Committee may determine its actions and fix the time and place of its meetings.

Except as provided in Section 12, the Committee shall be authorized to make adjustments in Performance Award criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry it into effect. In the event that the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of or combination with another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

Upon the approval of the Plan by the shareholders of the Company, the 1999 Plan shall be terminated and of no further force and effect.

Section 4.   Shares Subject to the Plan

(a) Subject to adjustment as provided in Section 4(c), a total of 1,000,000 Shares shall be authorized for issuance pursuant to Awards granted under the Plan. Any Shares issued in connection with Awards other than Options and Stock Appreciation Rights shall be counted against the 1,000,000 limit described above as one and eight tenths (1.8) Shares for every one Share issued in connection with such Award or by which the Award is valued by reference. No Participant under this Plan shall be granted Options, Stock Appreciation Rights or other Awards

4

(counted, as described above, as one and eight tenths (1.8) Shares awarded for every one Share issued in connection with such Award or by which the Award is valued by reference) in any calendar year covering more than 500,000 Shares, and no Award will be granted to any Participant who owns more than ten percent of the stock of the Company within the meaning of Section 422 of the Code. If an Award is subject to a performance period greater than one fiscal year, the maximum numbers set forth above will equal the maximum times the number of years in the performance period. The foregoing sentence will be construed in a manner consistent with Section 162(m) of the Code.

(b) Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued Shares, treasury Shares or Shares purchased in the open market or otherwise.

(c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee, in its sole discretion, deems equitable or appropriate, including, without limitation, such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number and further provided that in no event may any change be made to an Incentive Stock Option which would constitute a modification within the meaning of Section 424(h)(3) of the Code.

(d) Any Shares that are not purchased or awarded under an Award that has terminated or lapsed, either by its terms or pursuant to the exercise, in whole or in part, of an Award granted under the Plan may be used for the further grant of Awards.

(e) Notwithstanding anything to the contrary: (a) Shares tendered in payment of the exercise price of an Option shall not be added to the maximum share limitations described above; (b) Shares withheld by the Company to satisfy the tax withholding obligation shall not be added to the maximum share limitations described above; and (c) all shares covered by a Stock Appreciation Right, to the extent that it is exercised and whether or not Shares are actually issued upon exercise of the right, shall be considered issued or transferred pursuant to the Plan.

(f) With respect to the issuance of Stock Appreciation Rights that may be settled in stock, the number of Shares available for Awards under the Plan will be reduced by the total number of Stock Appreciation Rights so granted. Stock Appreciation Rights that may be settled in cash only will not reduce the number of Shares available for award under the Plan.

(g) To the extent consistent with the requirements of Section 422 of the Code and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Shares issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition will not reduce the number of Shares available for Awards under the Plan.

Section 5.  Eligibility

Any Employee or non-employee Director shall be eligible to be selected as a Participant; provided, however, that Incentive Stock Options shall only be awarded to Employees of the Company, or a parent or subsidiary, within the meaning of Section 422 of the Code. Notwithstanding any provision in this Plan to the contrary, the Board shall have the authority, in its sole and absolute discretion, to select non-employee members of the Board as Participants who are eligible to receive Awards other than Incentive Stock Options under the Plan. The Board shall set the terms

5

of any such Awards in its sole and absolute discretion, and the Board shall be responsible for administering and construing such Awards in substantially the same manner that the Committee administers and construes Awards to Employees.

Section 6.  Stock Options

Options may be granted hereunder to any Participant, either alone or in addition to other Awards granted under the Plan and shall be subject to the following terms and conditions:

(a) Option Price.  The option price per Share shall be not less than the Fair Market Value of the Shares on the date the Option is granted.

(b) Period of Stock Option.  The period of each Option shall be fixed by the Committee, provided that the period for all Options shall not exceed ten years from the grant. The Committee may, subsequent to the granting of any Option, extend the term thereof, but in no event shall the extended term exceed ten years from the original grant date.

(c) Exercise of Option and Payment Therefore.  No Shares shall be issued until full payment of the option price has been made. The option price may be paid in cash or, if the Committee determines, in Shares, a combination of cash and Shares, or through a cashless exercise procedure that allows Participants to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the option price. If the Committee approves the use of Shares as a payment method, the Committee shall establish such conditions as it deems appropriate for the use of Common Stock to exercise an Option. Options awarded under the Plan shall be exercised through such procedure or program as the Committee may establish or define from time to time, which may include a designated broker that must be used in exercising such Options. The Committee may establish rules and procedures to permit an option holder to defer recognition of gain upon the exercise of an Option.

(d) First Exercisable Date.  The Committee shall determine how and when shares covered by an Option may be purchased. The Committee may establish waiting periods, the dates on which Options become exercisable or “vested” and, subject to paragraph (b) of this section, exercise periods. The Committee may accelerate the exercisability of any Option or portion thereof.

(e) Termination of Employment.  Unless determined otherwise by the Committee, upon the termination of a Participant’s employment (for any reason other than gross misconduct), Option exercise privileges shall be limited to the shares that were immediately exercisable at the date of such termination. The Committee, however, in its discretion, may provide that any Options outstanding but not yet exercisable upon the termination of a Participant’s employment may become exercisable in accordance with a schedule determined by the Committee. Such Option exercise privileges shall expire unless exercised within such period of time after the date of termination of employment as may be established by the Committee, but in no event later than the expiration date of the Option.

(f) Termination Due to Misconduct.  If a Participant’s employment is terminated for gross misconduct, as determined by the Company, all rights under the Option shall expire upon the date of such termination.

(g) Limits on Incentive Stock Options.  Except as may otherwise be permitted by the Code, an Employee may not receive a grant of Incentive Stock Options for Shares that would have an aggregate Fair Market Value in excess of $100,000 (or such other amount as the Internal Revenue Service may decide from time to time), determined as of the time that the Incentive Stock Option is granted, that would be exercisable

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for the first time by such person during any calendar year. If any grant is made in excess of the limits provided in the Code, such grant shall automatically become a Nonqualified Stock Option.

(h) No dividend equivalents.  Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Options.

Section 7.  Stock Appreciation Rights

The Committee may, in its discretion, grant a right to receive the appreciation in the Fair Market Value of Shares (“Stock Appreciation Right”) either singly or in combination with an underlying Option granted hereunder. Such Stock Appreciation Right shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Time and Period of Grant.  If a Stock Appreciation Right is granted with respect to an underlying Option (a “Tandem SAR”), it may be granted at the time of the Option grant or at any time thereafter but prior to the expiration of the Option grant. At the time the Tandem SAR is granted the Committee may limit the exercise period for such Stock Appreciation Right, before and after which period no Stock Appreciation Right shall attach to the underlying Option. In no event shall the exercise period for a Tandem SAR exceed the exercise period for such Option. If a Stock Appreciation Right is granted without an underlying Option (a “Stand Alone SAR”), the period for exercise of the Stock Appreciation Right shall be set by the Committee. The period of each Stock Appreciation Right shall be fixed by the Committee, provided that the period for all Stock Appreciation Rights shall not exceed ten years from the grant.

(b) Value of Stock Appreciation Right.  A Participant who is granted a Tandem SAR will be entitled to surrender the Option which is then exercisable and receive in exchange therefor an amount equal to the excess of the Fair Market Value of the Shares on the date the election to surrender is received by the Company, in accordance with exercise procedures established by the Company, over the Option price (the “Spread”) multiplied by the number of Shares covered by the Option which is surrendered. A Participant who is granted a Stand Alone SAR will receive upon exercise of the Stock Appreciation Right an amount equal to the excess of the Fair Market Value of the Shares on the date the election to surrender such Stand Alone SAR is received by the Company, in accordance with exercise procedures established by the Company, over the Fair Market Value of the Shares on the date of grant multiplied by the number of Shares covered by the grant of the Stand Alone SAR. Notwithstanding the foregoing, in its sole discretion the Committee at the time it grants a Stock Appreciation Right may provide that the Spread covered by such Stock Appreciation Right may not exceed a specified amount.

(c) Payment of Stock Appreciation Right.  Payment of a Stock Appreciation Right shall be in the form of Shares, cash or any combination of Shares and cash. The form of payment upon exercise of such a right shall be determined by the Committee either at the time of grant of the Stock Appreciation Right or at the time of exercise of the Stock Appreciation Right.

(d) No dividend equivalents.  Anything in the Plan to the contrary notwithstanding, no dividends or dividend equivalents may be paid on Stock Appreciation Rights.

Section 8.   Restricted Stock Awards

The Committee may make Restricted Stock Awards to a Participant, which Shares shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Requirement of Employment or Board Membership.  A Participant who is granted a Restricted Stock Award must remain an Employee or a Director of the Company during a period designated by the Committee

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(“Restricted Period”) in order to receive the Shares, cash or combination thereof under the Restricted Stock Award. If the Participant ceases being an Employee or a Director of the Company prior to the end of the Restricted Period, the Restricted Stock Award shall terminate and any Shares shall be returned immediately to the Company, provided that the Committee may, at the time of the grant, provide for the employment or Board membership restriction to lapse with respect to a portion or portions of the Restricted Stock Award at different times during the Restricted Period. The Committee may, in its discretion, also provide for such complete or partial exceptions to the employment or Board membership restriction as it deems equitable.

(b) Restrictions on Transfer and Legend on Stock Certificates.  During the Restricted Period, the Participant may not sell, assign, transfer, pledge or otherwise dispose of the Restricted Stock Award, including but not limited to any Shares. Any certificate for Shares issued hereunder shall contain a legend giving appropriate notice of the restrictions in the Award.

(c) Escrow Agreement.  The Committee may require the Participant to enter into an escrow agreement providing that any certificates representing the Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or expire.

(d) Lapse of Restrictions.  All restrictions imposed under the Restricted Stock Award shall lapse upon the expiration of the Restricted Period if the conditions as to employment or Board membership set forth above have been met. The Participant shall then be entitled to have the legend removed from any certificates for Restricted Stock. Restricted Stock Awards may be paid in the form of Shares, cash or any combination of Shares and cash as determined by the Committee. The Committee may establish rules and procedures to permit a Participant to defer recognition of income upon the expiration of the Restricted Period.

(e) Dividends.  The Committee may, in its discretion, at the time of the Restricted Stock Award, provide that any dividends declared on Shares during the Restricted Period or dividend equivalents be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of the Restricted Period or (iii) not paid or accumulated.

(f) Performance Goals.  The Committee may designate whether any Restricted Stock Award is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code. Any such Restricted Stock Award designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Goals (as defined in Section 9(a)), to the extent required by Section 162(m).

(g) Vesting.  The restrictions on each Restricted Stock Award will lapse at such time or times, and on such conditions, as the Committee may specify. However, no Restricted Stock Awards shall be awarded with a vesting period less than three years from the date of grant. The foregoing limitation shall not apply to Performance Awards under Section 9 of the Plan, which will have a minimum vesting period of one year.

Section 9.  Performance Awards

The Committee may grant Awards denominated in Shares (“Performance Shares”), or denominated in dollars (“Performance Units”) if the performance of the Company or its subsidiaries during the Award Period (as defined below) meets certain goals established by the Committee (“Performance Awards”). Performance Awards shall be subject to the following terms and conditions and such other terms and conditions as the Committee may prescribe:

(a) Award Period and Performance Goals.  The Committee shall determine and include in a Performance Share Award grant the period of time for which a Performance Share Award is made (“Award Period”). The Committee also shall establish performance objectives (“Performance Goals”) to be met by the Company

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or its subsidiary during the Award Period as a condition to payment of the Performance Award. The Performance Goals may include share price, pre-tax profits, earnings per share, return on stockholders’ equity, return on assets, sales, net income, total stockholder return or any combination of the foregoing or, solely for an Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, any other financial or other measurement established by the Committee. The Performance Goals may include minimum and optimum objectives or a single set of objectives.

(b) Payment of Performance Awards.  The Committee shall establish the method of calculating the amount of payment to be made under a Performance Award if the Performance Goals are met, including the fixing of a maximum payment. After the completion of an Award Period, the performance of the Company or its subsidiary shall be measured against the Performance Goals, and the Committee shall determine, in accordance with the terms of such Performance Award, whether all, none or any portion of a Performance Award shall be paid. The Committee, in its discretion, may elect to make payment in Shares, cash or a combination of Shares and cash. Any cash payment shall be based on the Fair Market Value of Shares on, or as soon as practicable prior to, the date of payment. The Committee may establish rules and procedures to permit a Participant to defer recognition of income upon the attainment of a Performance Award.

(c) Revision of Performance Goals.  As to any Award not intended to constitute “performance-based compensation” under Section 162(m) of the Code, at any time prior to the end of an Award Period, the Committee may revise the Performance Goals and the computation of payment if unforeseen events occur which have a substantial effect on the performance of the Company or its subsidiary and which, in the judgment of the Committee, make the application of the Performance Goals unfair unless a revision is made.

(d) Requirement of Employment.  A Participant who is granted a Performance Award must remain an Employee of the Company or its subsidiaries until the completion of the Award Period in order to be entitled to payment under the Performance Award; provided that the Committee may, in its discretion, provide for a full or partial payment where such an exception is deemed equitable.

(e) Dividends.  The Committee may, in its discretion, at the time of the granting of a Performance Award, provide that any dividends declared on the Shares during the Award Period, and which would have been paid with respect to Performance Shares had they been owned by a Participant, be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and used to increase the number of Performance Shares of the Participant or (iii) not paid or accumulated.

Section 10.  Other Share-Based Awards

The Committee may grant an Award of actual Shares or phantom Shares (a “Phantom Stock Award”) to any Employee on such terms and conditions as the Committee may determine in its sole discretion. Share Awards may be made as additional compensation for services rendered by the Employee or may be in lieu of cash or other compensation to which the Eligible Employee is entitled from the Company.

The Committee may, in its discretion, at the time of the Shares Award, provide that any dividends declared on Shares during any Restricted Period or dividend equivalents be (i) paid to the Participant, or (ii) accumulated for the benefit of the Participant and paid to the Participant only after the expiration of any Restricted Period or (iii) not paid or accumulated.

Section 11.  Change in Control Provisions

(a) Unless the Committee or Board shall determine otherwise at the time of grant with respect to a particular Award, and notwithstanding any other provision of the Plan to the contrary, in the event a Participant’s employment

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or service is involuntarily terminated without cause (as determined by the Committee or Board in its sole discretion) during the 24-month period following a Change in Control:

(i) any Options and Stock Appreciation Rights outstanding, and which are not then exercisable and vested, shall become immediately fully vested and exercisable;

(ii) the restrictions and deferral limitations applicable to any Restricted Stock shall lapse, and such Restricted Stock shall immediately become free of all restrictions and limitations and become fully vested and transferable to the full extent of the original grant;

(iii) all Performance Awards shall be considered to be earned and payable in full, based on the applicable performance criteria or, if not determinable, at the target level and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed; and

(iv) the restrictions and deferral limitations and other conditions applicable to any other Awards shall immediately lapse, and any such other Awards shall become free of all restrictions, limitations or conditions and become fully vested and transferable to the full extent of the original grant.

(b) Change in Control Cash Out.  Notwithstanding any other provision of the Plan, in the event of a Change in Control the Committee or Board may, in its discretion, provide that each Option or Stock Appreciation Right shall, upon the occurrence of a Change in Control, be cancelled in exchange for a cash payment to be made within 60 days of the Change in Control in an amount equal to the amount by which the Change in Control Price per Share exceeds the purchase price per Share under the Option or Stock Appreciation Right multiplied by the number of Shares granted under the Option or Stock Appreciation Right.

(c) Compliance with Section 409A of the Code.   In the case of an Award providing for the payment of deferred compensation subject to Section 409A of the Code, any payment of such deferred compensation by reason of a Change in Control shall be made only if the Change in Control is one described in subsection (a)(2)(A)(v) of Section 409A and the guidance thereunder and shall be paid consistent with the requirements of Section 409A. If any deferred compensation that would otherwise be payable by reason of a Change in Control cannot be paid by reason of the immediately preceding sentence, it shall be paid as soon as practicable thereafter consistent with the requirements of Section 409A, as determined by the Committee.

Section 12.   Amendments and Termination

The Board of Directors may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan as permitted by applicable statutes, except that it may not, without the consent of the Participants affected, revoke or alter, in a manner unfavorable to the Participants granted any Awards hereunder, any Awards then outstanding, nor may the Board amend the Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Exchange Act, or any other requirement of applicable law or regulation. Notwithstanding the foregoing, without consent of affected Participants, Awards may be amended, revised or revoked when necessary to avoid penalties under Section 409A of the Code. Unless approved by the Company’s stockholders or as otherwise specifically provided under this Plan, no adjustments or reduction of the exercise price of any outstanding Awards shall be made in the event of a decline in stock price, either by reducing the exercise price of outstanding Awards or through cancellation of outstanding Awards in connection with regranting of Awards at a lower price to the same individual.

Section 13.  Transferability

Each Incentive Stock Option granted under the Plan shall not be transferable other than by will or the laws of descent and distribution; each other Award granted under the Plan will not be transferable or assignable by the

10

recipient, and may not be made subject to execution, attachment or similar procedures, other than by will or the laws of descent and distribution or as determined by the Committee in accordance with the Exchange Act or any other applicable law or regulation. Notwithstanding the foregoing, the Committee, in its discretion, may adopt rules permitting the transfer, solely as gifts during the grantee’s lifetime, of Options (other than Incentive Stock Options) to members of a Participant’s immediate family or to trusts, family partnerships or similar entities for the benefit of such immediate family members. For this purpose, immediate family member means the Participant’s spouse, parent, child, stepchild, grandchild and the spouses of such family members. The terms of an Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the grantee.

Section 14.   General Provisions

(a) Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

(b) Nothing in the Plan shall be construed (i) to limit, impair or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets, or (ii) except as provided in Section 12, to limit the right or power of the Company or its subsidiaries to take any action which such entity deems to be necessary or appropriate.

(c) The Company and its Affiliates shall be authorized to withhold from any Award granted or payment due under the Plan the amount of withholding taxes due in respect of an Award or payment hereunder and to take such other action as may be necessary in the opinion of the Company or Affiliate to satisfy all obligations for the payment of such taxes. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by delivery of or transfer of Shares to the Company (to the extent the Participant has owned the surrendered shares for less than six months if such a limitation is necessary to avoid a charge to the Company for financial reporting purposes), or by directing the Company to retain Shares (up to the employee’s minimum required tax withholding rate) otherwise deliverable in connection with the Award.

(d) Any proceeds received by the Company under the Plan shall be added to the general funds of the Company and shall be used for such corporate purposes as the Board of Directors shall direct.

(e) Nothing in the Plan or any Award granted under the Plan shall be deemed to constitute an employment or service contract or confer or be deemed to confer on any Employee or Participant any right to continue in the employ or service of, or to continue any other relationship with, the Company or any Affiliate or limit in any way the right of the Company or any Affiliate to terminate an Employee’s employment or Participant’s service at any time, with or without cause.

(f) All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(g) No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

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(h) Any Award shall contain a provision that it may not be exercised at a time when the exercise thereof or the issuance of shares thereunder would constitute a violation of any federal or state law or listing requirements of the Nasdaq National Market for such shares or a violation of any foreign jurisdiction where Awards are or will be granted under the Plan.

(i) The provisions of the Plan shall be construed, regulated and administered according to the laws of the State of New York without giving effect to principles of conflicts of law, except to the extent superseded by any controlling Federal statute.

(j) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

(k) If approved by the Committee in its sole discretion, an Employee’s absence or leave because of military or governmental service, disability or other reason shall not be considered an interruption of employment for any purpose under the Plan.

(l) Anything to the contrary in the Plan notwithstanding, the Committee may (i) offset any Award by amounts reasonably believed to be owed to the Company by the Participant and (ii) disallow an Award to be exercised or otherwise payable during a time when the Company is investigating reasonably reliable allegations of gross misconduct by the Participant.

(m) Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company shall not be liable to any Participant or other holder of an Award with respect to any Award-related adverse tax consequences arising under Section 409A or other provision of the Code.

Section 15.  Term of Plan

The Plan shall terminate on the tenth anniversary of the Effective Date, unless sooner terminated by the Board pursuant to Section 12.

Section 16.  Compliance with Section 16 of the Exchange Act

With respect to Participants subject to Section 16 of the Exchange Act (“Section 16 Participants”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent that compliance with any Plan provision applicable solely to such Section 16 Participants that is included solely for purposes of complying with Rule 16b-3 is not required in order to bring a transaction by such Section 16 Participant in compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee. To the extent any provision in the Plan or action by the Committee involving such Section 16 Participants is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Participants, to the extent permitted by law and deemed advisable by the Committee.

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Annex 2

CHARTER OF THE NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS
OF HMS HOLDINGS CORP.

Purpose

The Nominating Committee of the Board of Directors (the “Board”) of HMS Holdings Corp. (the “Company”) is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, (2) to recommend to the Board the director nominees for the next annual meeting of shareholders; (3) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (4) to lead the Board in its annual review of the Board’s performance; and (5) to recommend to the Board director nominees for each committee.

Committee Membership

The Nominating Committee shall consist of no fewer than three members. The members of the Nominating Committee shall satisfy the independence requirements of the NASDAQ Stock Market with respect to nominating committees.

The members of the Nominating Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1. The Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2. The Nominating Committee shall assess the capabilities of the Board, develop criteria for actively seeking new individuals qualified to become Board members and to make recommendations to the Board regarding Board composition and prospective candidates.

3. The Nominating Committee shall annually review and make recommendations to the Board with respect to the compensation and benefits of directors, including under any incentive compensation plans and equity-based compensation plans.

4. The Nominating Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

5. The Nominating Committee shall initially create and recommend for adoption by the Board corporate governance guidelines for the Company and, on an annual basis thereafter, review and reassess the adequacy of these guidelines and recommend any proposed changes to the Board for approval.

6. The Nominating Committee may form and delegate authority to subcommittees when appropriate.

7. The Nominating Committee shall make regular reports to the Board.

8. The Nominating Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating Committee shall annually review its own performance.

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

		FOR all nominees listed (except as indicated to the contrary)	WITHHOLD AUTHORITY to vote for all nominees listed			FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS:	☐	☐	2.	Approval of the proposed Adoption of the 2006 Stock Plan.	☐	☐	☐

	Nominees:					FOR	AGAINST	ABSTAIN
	01. Robert M. Holster, 02. James T. Kelly			3.	Ratification of the selection of KPMG LLP as the Company’s independent accountants for the fiscal year ending December 31, 2006.	☐	☐	☐
	03. Galen D. Powers

If you wish to withhold authority to vote for any individual nominee, write that nominee’s name in the space below.				4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

▲ FOLD AND DETACH HERE ▲
Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/hmsy Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at www.hmsholdings.com

HMS HOLDINGS CORP.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned appoints Robert M. Holster and Thomas G. Archbold, and any one of them, as proxies, to vote all shares of Common Stock of HMS Holdings Corp. (the Company) held of record by the undersigned as of April 17, 2006, the record date with respect to this solicitation, at the Annual Meeting of Shareholders of the Company to be held at 401 Park Avenue South, New York, New York 10016 on Tuesday June 6, 2006, at 10:00 A.M. and any adjournments thereof, upon the following matters:
     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 ON THE REVERSE HEREOF. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.
(Continued and to be signed on the reverse side)

Address Change/Comments(Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲
HMS HOLDINGS CORP.
Annual Meeting of Shareholders
June 6, 2006
401 Park Avenue South
New York, NY 10016